Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal Fourth Quarter and Full Year Results

First Enterprise Cloud Computing Company to Exceed $1.8 Billion Annual Revenue Run Rate

•	Raises FY12 Revenue Guidance to $2.03 – $2.05 Billion

•	Record Quarterly Revenue of $457 Million, up 29% Year-Over-Year

•	Record Full Year Revenue of $1.657 Billion, up 27% Year-Over-Year

•	Q4 Operating Cash Flow of $166 Million, up 81% Year-Over-Year

•	Full Year Operating Cash Flow of $459 Million, up 69% Year-Over-Year

•	Deferred Revenue of $935 million, up 33% Year-Over-Year

•	5,100 Net New Customers in the Quarter

•	Total Customers at 92,300 up 27% Year-Over-Year

SAN FRANCISCO, Calif. – February 24, 2011 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal fourth quarter and full fiscal year ended January 31, 2011.

“Our current outlook puts salesforce.com on track to be the first enterprise cloud computing company to report more than $2 billion in revenue,” said Marc Benioff, chairman and CEO salesforce.com. “While it took us a decade to achieve our first billion dollars, we anticipate reaching $2 billion just three years later.”

Salesforce.com delivered the following results for its fiscal fourth quarter and full year 2011:

Revenue: Total Q4 revenue was $457 million, an increase of 29% on a year-over-year basis. Subscription and support revenues were $429 million, an increase of 31% on a year-over-year basis. Professional services and other revenues were $28 million, an increase of 6% on a year-over-year basis.

For the full fiscal year 2011, the company reported revenue of $1.657 billion, an increase of 27% from the prior year. Subscription and support revenues were $1.551 billion, an increase of 28% on a year-over-year basis. Professional services and other revenues were $106 million, an increase of 10% on a year-over-year basis.

Earnings Per Share: Q4 GAAP diluted earnings per share decreased 50% year-over-year to $0.08, and non-GAAP diluted earnings per share increased 3% year-over-year to $0.31. The company’s non-GAAP results exclude the effects of approximately $42 million in stock-based compensation expense, approximately $7 million in amortization of purchased intangibles, and approximately $2 million in non-cash interest expense related to the company’s convertible senior notes. All EPS calculations are based on 140 million diluted shares outstanding during the quarter.

All Q4 EPS results include a one-time tax benefit of approximately $8 million, associated with the extension of the Federal R&D tax credit.

For the full fiscal year 2011, GAAP diluted earnings per share decreased 25% year-over-year to $0.47, and non-GAAP diluted earnings per share increased 6% year-over-year to $1.22. The company’s non-GAAP results exclude the effects of approximately $120 million in stock-based compensation, approximately $20 million in amortization of purchased intangibles, and approximately $19 million in non-cash interest expense related to the convertible senior notes. All EPS calculations are based on 137 million diluted shares outstanding during the year.

Customers: Net paying customers, excluding customers from the Heroku and Dimdim acquisitions, rose approximately 5,100 during the quarter to finish at approximately 92,300, an increase of 27% for the full year. During FY2011, the company added approximately 19,800 net new customers.

Cash: Cash generated from operations for the fiscal fourth quarter was $166 million, up 81% year-over-year. For the full fiscal year 2011, operating cash flow totaled $459 million, up 69% year-over-year. Total cash, cash equivalents and marketable securities finished the year at approximately $1.4 billion, a decrease of approximately $319 million from the prior year.

Deferred Revenue: Deferred revenue on the balance sheet as of January 31, 2011 was $935 million, an increase of 33% on a year-over-year basis.

For fiscal year 2012, the company is raising its prior revenue guidance provided on November 18, 2010. As of February 24, 2011, salesforce.com is initiating guidance for its first quarter, fiscal year 2012, and initiating EPS guidance for fiscal year 2012.

Q1 FY12: Revenue for the company’s first fiscal quarter is projected to be in the range of approximately $480 million to approximately $482 million.

GAAP EPS is expected to be in the range of approximately negative ($0.01) to approximately negative ($0.02), while diluted non-GAAP EPS is expected to be in the range of approximately $0.26 to approximately $0.27. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $48 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $11 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $3 million. EPS estimates assume a GAAP tax rate of 70%, and a non-GAAP tax rate of 35%. For the purpose of the EPS calculation, assume an average basic share count of approximately 134 million shares, and an average fully diluted share count of approximately 142 million shares.

Full Year FY12 Guidance: The company is raising its projected full fiscal year 2012 revenue from guidance previously provided on November 18, 2010. Revenue for the company’s full fiscal year 2012 is projected to be in the range of approximately $2.03 billion to approximately $2.05 billion.

For the company’s full fiscal year 2012, diluted GAAP EPS is expected to be in the range of approximately $0.08 to approximately $0.11 while diluted Non-GAAP EPS is expected to be in the range of approximately $1.35 to approximately $1.38. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $227 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $40 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $11 million. EPS estimates assume a GAAP tax rate of 38%, and a non-GAAP tax rate of 35%. For the purpose of the EPS calculation, assume an average fully diluted share count of approximately 145 million shares.

The following is a per share reconciliation of GAAP diluted EPS to non-GAAP diluted EPS Guidance for the first quarter and full fiscal year:

	Fiscal 2012
	Q1	FY2012
GAAP EPS Range*	$(0.01) - $(0.02)	$0.08-$0.11
Plus
Amortization of purchased intangibles	$0.08	$0.28
Stock-based expense	$0.33	$1.57
Amortization of debt discount	$0.02	$0.08
Less
Income tax effect of certain Non-GAAP items	$(0.15)	$(0.66)

Non-GAAP diluted EPS	$0.26-$0.27	$1.35-$1.38

Shares used in computing basic net income per share (millions)	134	—
Shares used in computing diluted net income per share (millions)	142	145

*	For Q1 GAAP EPS loss, basic number of shares used for calculation

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its fourth quarter fiscal year 2011 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode salesforce.com or 42391465. A replay will be available at 800-642-1687 or +1 706-645-9291, passcode 42391465, until midnight (Eastern Time) March 23, 2011.

About Salesforce.com

Salesforce.com is the enterprise cloud computing company that has transformed the way companies collaborate and communicate. Salesforce.com is leading the effort to bring Cloud 2, the next paradigm for computing, to the enterprise by offering its customers the social collaboration, mobility and openness that are the hallmark of this new world. The company’s platform and application services include:

•	Salesforce Chatter, a private social network for your enterprise

•	The Sales Cloud, for sales force automation and contact management

•	The Service Cloud, for customer service and support solutions

•	The Jigsaw Data Cloud, for ensuring data integrity and quality

•	The Force.com platform, for custom application development

•	Heroku, for building social and mobile apps in Ruby

•	The AppExchange, the world’s leading marketplace for enterprise cloud computing applications

Salesforce.com offers the fastest path to customer success with cloud computing. As of January 31, 2011, salesforce.com manages customer information for approximately 92,300 customers including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks.

Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://www.salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP earnings per share and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP earnings estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY11 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q4 and FY11, and its estimated non-GAAP estimates for Q1 and FY12:

•

Stock-Based Expenses: The company’s compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that are not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the coupon interest rate is 0.75%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP earnings per share for the first fiscal quarter of 2012 and the full fiscal year, the company’s expected tax rates, stock-based compensation expenses, amortization expenses, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include—but are not limited to—risks associated with possible fluctuations in the company’s financial and operating results; rate of growth and anticipated revenue run rate; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; interest rates; the company’s plans to build our new global headquarters in San Francisco, California and the associated costs; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-K that will be filed for the fiscal year ended January 31, 2011. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2011 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

    (Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2011	2010	2011	2010
Revenues:
Subscription and support	$428,534	$327,394	$1,551,145	$1,209,472
Professional services and other	28,333	26,655	105,994	96,111

Total revenues	456,867	354,049	1,657,139	1,305,583

Cost of revenues (1):
Subscription and support	61,116	42,428	208,243	159,172
Professional services and other	31,195	25,631	115,570	98,753

Total cost of revenues	92,311	68,059	323,813	257,925

Gross profit	364,556	285,990	1,333,326	1,047,658

Operating expenses (1):
Research and development	57,530	36,447	187,887	131,897
Marketing and sales	233,217	168,552	792,029	605,199
General and administrative	74,200	55,472	255,913	195,290

Total operating expenses	364,947	260,471	1,235,829	932,386

Income (loss) from operations	(391)	25,519	97,497	115,272

Investment income	9,426	10,628	37,735	30,408
Interest expense	(3,290)	(1,207)	(24,909)	(2,000)
Other expense	(1,366)	(262)	(6,025)	(1,299)

Income before provision for income taxes and noncontrolling interest	4,379	34,678	104,298	142,381

Benefit (provision) for income taxes	6,491	(12,263)	(34,601)	(57,689)

Consolidated net income	10,870	22,415	69,697	84,692

Less: Net income (loss) attributable to noncontrolling interest	43	(2,021)	(5,223)	(3,973)

Net income attributable to salesforce.com	$10,913	$20,394	$64,474	$80,719

Basic net income per share attributable to salesforce.com common shareholders	$0.08	$0.16	$0.50	$0.65

Diluted net income per share attributable to salesforce.com common shareholders	$0.08	$0.16	$0.47	$0.63

Shares used in computing basic net income per share	132,344	126,235	130,222	124,462

Shares used in computing diluted net income per share	140,199	130,687	136,598	128,114
(1) Amounts include stock-based expenses, as follows:

Cost of revenues	$3,541	$3,248	$12,158	$12,570
Research and development	6,778	4,388	18,897	13,129
Marketing and sales	19,955	11,408	56,451	39,722
General and administrative	11,440	6,901	32,923	23,471

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2011	2010	2011	2010
Revenues:
Subscription and support	94%	92%	94%	93%
Professional services and other	6	8	6	7

Total revenues	100	100	100	100

Cost of revenues:
Subscription and support	13	12	13	12
Professional services and other	7	7	7	8

Total cost of revenues	20	19	20	20

Gross profit	80	81	80	80

Operating expenses:
Research and development	13	10	11	10
Marketing and sales	51	48	48	46
General and administrative	16	16	15	15

Total operating expenses	80	74	74	71

Income (loss) from operations	0	7	6	9

Investment income	2	3	2	2
Interest expense	(1)	0	(2)	0
Other expense	0	0	0	0

Income before provision for income taxes and noncontrolling interest	1	10	6	11

Benefit (provision) for income taxes	1	(4)	(2)	(5)

Consolidated net income	2	6	4	6

Less: Net income (loss) attributable to noncontrolling interest	0	0	0	0

Net income attributable to salesforce.com	2%	6%	4%	6%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%	1%	1%
Research and development	1	1	1	1
Marketing and sales	4	3	3	3
General and administrative	3	2	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	January 31, 2011	January 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$424,292	$1,011,306
Short-term marketable securities	72,678	230,659
Accounts receivable, net	426,943	320,956
Deferred commissions	67,774	47,388
Deferred income taxes	27,516	40,116
Prepaid expenses and other current assets	55,721	55,734

Total current assets	1,074,924	1,706,159

Marketable securities, noncurrent	910,587	485,083
Property and equipment, net (see additional metrics)	387,174	89,711
Deferred commissions, noncurrent	48,842	28,140
Deferred income taxes, noncurrent	41,199	27,579
Capitalized software, net (see additional metrics)	127,987	34,809
Goodwill	396,081	48,955
Other assets, net (see additional metrics)	104,371	39,765

Total assets	$3,091,165	$2,460,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,106	$14,791
Accrued expenses and other liabilities (see additional metrics)	345,121	203,162
Deferred revenue	913,239	690,177

Total current liabilities	1,276,466	908,130

0.75% Convertible senior notes due 2015, net	472,538	450,198
Income taxes payable, noncurrent	18,481	17,551
Long-term lease liabilities and other	25,487	13,485
Deferred revenue, noncurrent	21,702	14,171

Total liabilities	1,814,674	1,403,535

salesforce.com stockholders’ equity:
Common stock	133	127
Additional paid-in capital	1,098,604	938,544
Accumulated other comprehensive gain (loss)	6,719	(1,430)
Retained earnings	171,035	106,561

Total stockholders’ equity controlling interest	1,276,491	1,043,802

Total stockholders’ equity noncontrolling interest	0	12,864

Total stockholders’ equity	1,276,491	1,056,666

Total liabilities and stockholders’ equity	$3,091,165	$2,460,201

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

            (Unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2011	2010	2011	2010
Operating activities:
Consolidated net income	$10,870	$22,415	$69,697	$84,692
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,738	15,287	75,746	53,177
Amortization of debt discount and transaction costs	1,982	728	19,621	728
Amortization of deferred commissions	22,605	17,932	80,159	63,891
Expenses related to stock-based awards	41,714	25,945	120,429	88,892
Excess tax benefits from employee stock plans	10,777	(19,003)	(35,991)	(51,539)
Changes in assets and liabilities:
Accounts receivable, net	(169,833)	(129,877)	(102,507)	(54,522)
Deferred commissions	(56,004)	(39,318)	(121,247)	(82,336)
Prepaid expenses and other current assets	8,464	10,812	2,001	(3,899)
Other assets	(365)	(781)	(9,770)	(1,405)
Accounts payable	(5,254)	(826)	1,246	(1,588)
Accrued expenses and other current liabilities	36,684	29,333	132,004	64,498
Deferred revenue	240,384	158,913	227,693	110,322

Net cash provided by operating activities	165,762	91,560	459,081	270,911

Investing activities:
Business combinations, net of cash acquired	(247,994)	(7,499)	(403,331)	(11,999)
Land activity and building improvements	(269,944)	0	(277,944)	0
Strategic investments	(13,605)	0	(20,105)	(4,400)
Changes in marketable securities	179,346	109,558	(270,287)	(312,716)
Capital expenditures	(30,576)	(7,056)	(90,887)	(49,501)

Net cash provided by (used in) investing activities	(382,773)	95,003	(1,062,554)	(378,616)

Financing activities:
Proceeds from borrowings on convertible debt	0	567,094	0	567,094
Proceeds from issuance of warrants	0	59,283	0	59,283
Purchase of convertible note hedge	0	(126,500)	0	(126,500)
Purchase of subsidiary stock	(19,721)	0	(171,964)	0
Proceeds from the exercise of stock options	44,406	60,990	160,402	93,856
Excess tax benefits from employee stock plans	(10,777)	19,003	35,991	51,539
Principal payments on capital lease obligations	(3,198)	(2,215)	(10,355)	(8,119)

Net cash provided by financing activities	10,710	577,655	14,074	637,153

Effect of exchange rate changes	290	4,200	2,385	(1,976)

Net increase (decrease) in cash and cash equivalents	(206,011)	768,418	(587,014)	527,472

Cash and cash equivalents, beginning of period	630,303	242,888	1,011,306	483,834

Cash and cash equivalents, end of period	$424,292	$1,011,306	$424,292	$1,011,306

salesforce.com, inc.

Additional Metrics

      (Unaudited)

	Jan 31, 2011	Oct 31, 2010	Jul 31, 2010	Apr 30, 2010	Jan 31, 2010	Oct 31, 2009
Full Time Equivalent Headcount	5,306	4,758	4,447	4,106	3,969	3,814

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,407,557	$1,802,440	$1,858,928	$1,901,548	$1,727,048	$1,070,092
Deferred revenue, current and noncurrent	$934,941	$694,557	$683,019	$664,529	$704,348	$545,435

Selected Balance Sheet Accounts (in thousands):

	Jan 31, 2011	Oct 31, 2010	Jan 31, 2010
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$29,154	$27,931	$22,675
Acquired developed technology, net of accumulated amortization	98,833	51,568	12,134

	$127,987	$79,499	$34,809

Other Assets, net
Deferred professional services costs, noncurrent portion	$10,201	$10,347	$5,639
Long-term deposits	12,114	12,372	11,084
Deposit related to land purchase	0	8,000	0
Purchased intangible assets, net accumulated amortization	31,660	8,716	6,746
Acquired intellectual property, net of accumulated amortization	5,874	4,153	0
Strategic investments	27,065	10,678	6,288
Other	17,457	14,928	10,008

	$104,371	$69,194	$39,765

Property and Equipment, net
Land	$248,263	$0	$0
Building improvements	10,115	0	0
Computers, equipment and software	115,736	104,773	87,608
Furniture and fixtures	20,462	18,535	17,325
Leasehold improvements	100,380	88,054	71,882

	494,956	211,362	176,815
Less accumulated depreciation and amortization	(107,782)	(95,284)	(87,104)

	$387,174	$116,078	$89,711

Accrued Expenses and Other Current Liabilities
Accrued compensation	$148,275	$104,919	$90,223
Accrued other liabilities	112,840	114,134	46,188
Accrued other taxes payable	41,355	30,885	27,757
Accrued professional costs	12,548	15,837	10,740
Accrued rent	22,323	21,852	19,830
Income taxes payable	7,780	9,644	8,424

	$345,121	$297,271	$203,162

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2011	2010	2011	2010
Revenues by geography (in thousands):
Americas	$308,526	$244,362	$1,135,019	$923,823
Europe	82,933	64,012	291,784	232,367
Asia Pacific	65,408	45,675	230,336	149,393

	$456,867	$354,049	$1,657,139	$1,305,583

As a percentage of total revenues:

Revenues by geography:
Americas	68%	69%	68%	71%
Europe	18	18	18	18
Asia Pacific	14	13	14	11

	100%	100%	100%	100%

Supplemental Revenue Analysis (1)

	Three Months Ended January 31, 2011	Three Months Ended October 31, 2010	Three Months Ended July 31, 2010
Revenue constant currency growth rates (as compared to the comparable quarter a year ago)
Americas	26%	26%	22%
Europe	41%	38%	30%
Asia Pacific	35%	53%	53%
Total growth	30%	31%	26%

(1)	We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Cash Flow Information

Free cash flow analysis, a non-GAAP measure

(amounts in thousands)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2011	2010	2011	2010
Operating cash flow	$165,762	$91,560	$459,081	$270,911
GAAP net cash provided by operating activities
Less:
Capital expenditures	(30,576)	(7,056)	(90,887)	(53,901)

Free cash flow	$135,186	$84,504	$368,194	$217,010

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(amounts in thousands, except per share data)

    (unaudited)

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2011	2010	2011	2010
Gross profit
GAAP gross profit	$364,556	$285,990	$1,333,326	$1,047,658
Plus:
Amortization of purchased intangibles (b)	5,721	2,328	15,459	8,010
Stock-based expenses (c)	3,541	3,248	12,158	12,570

Non-GAAP gross profit	$373,818	$291,566	$1,360,943	$1,068,238

Operating expenses
GAAP operating expenses	$364,947	$260,471	$1,235,829	$932,386
Less:
Amortization of purchased intangibles (b)	(1,146)	(796)	(4,209)	(3,241)
Stock-based expenses (c)	(38,173)	(22,697)	(108,271)	(76,322)

Non-GAAP operating expenses	$325,628	$236,978	$1,123,349	$852,823

Income from operations
GAAP income (loss) from operations	$(391)	$25,519	$97,497	$115,272
Plus:
Amortization of purchased intangibles (b)	6,867	3,124	19,668	11,251
Stock-based expenses (c)	41,714	25,945	120,429	88,892

Non-GAAP income from operations	$48,190	$54,588	$237,594	$215,415

Non-operating income (a)
GAAP non-operating income	$4,770	$9,159	$6,801	$27,109
Plus: Amortization of debt discount	2,430	728	19,079	728

Non-GAAP non-operating income	$7,200	$9,887	$25,880	$27,837

Net income attributable to salesforce.com
GAAP net income attributable to salesforce.com	$10,913	$20,394	$64,474	$80,719
Plus:
Amortization of purchased intangibles	6,867	3,124	19,668	11,251
Stock-based expenses	41,714	25,945	120,429	88,892
Amortization of debt discount	2,430	728	19,079	728
Less:
Income tax effect of Non-GAAP items	(18,854)	(10,714)	(57,544)	(34,582)

Non-GAAP net income attributable to salesforce.com	$43,070	$39,477	$166,106	$147,008

Diluted earnings per share
GAAP diluted earnings per share	$0.08	$0.16	$0.47	$0.63
Plus:
Amortization of purchased intangibles	0.05	0.02	0.14	0.09
Stock-based expenses	0.30	0.20	0.88	0.69
Amortization of debt discount	0.01	0.00	0.14	0.00
Less:
Income tax effect of Non-GAAP items	(0.13)	(0.08)	(0.41)	(0.26)

Non-GAAP diluted earnings per share attributable to salesforce.com	$0.31	$0.30	$1.22	$1.15

Shares used in computing diluted net income per share	140,199	130,687	136,598	128,114

a)	Non-operating income consists of investment income, interest expense and other expense
b)	Amortization of purchased intangibles were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2011	2010	2011	2010
Cost of revenues	$5,721	$2,328	$15,459	$8,010
Marketing and sales	1,146	796	4,209	3,241

	$6,867	$3,124	$19,668	$11,251

c)	Stock-based expenses were as follows:

	Three Months Ended January 31,		Fiscal Year Ended January 31,
	2011	2010	2011	2010
Cost of revenues	$3,541	$3,248	$12,158	$12,570
Research and development	6,778	4,388	18,897	13,129
Marketing and sales	19,955	11,408	56,451	39,722
General and administrative	11,440	6,901	32,923	23,471

	$41,714	$25,945	$120,429	$88,892

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME PER SHARE

The following reflects the calculation of Basic and Diluted Net Income Per Share

(amounts in thousands, except per share data)

	Three Months Ended January 31,		Year Ended January 31,
	2011	2010	2011	2010
GAAP Basic Net Income Per Share
Net income attributable to salesforce.com	$10,913	$20,394	$64,474	$80,719
Basic net income per share attributable to salesforce.com common stockholders	0.08	0.16	0.50	0.65
Shares used in computing basic net income per share attributable to salesforce.com common stockholders	132,344	126,235	130,222	124,462

	Three Months Ended January 31,		Year Ended January 31,
	2011	2010	2011	2010
Non-GAAP Basic Net Income Per Share
Non-GAAP net income attributable to salesforce.com	$43,070	$39,477	$166,106	$147,008
Basic Non-GAAP net income per share attributable to salesforce.com common stockholders	0.33	0.31	1.28	1.18
Shares used in computing basic net income per share attributable to salesforce.com common stockholders	132,344	126,235	130,222	124,462

	Three Months Ended January 31,		Year Ended January 31,
	2011	2010	2011	2010
GAAP Diluted Net Income Per Share
Net income attributable to salesforce.com	$10,913	$20,394	$64,474	$80,719
Diluted net income per share attributable to salesforce.com common stockholders	0.08	0.16	0.47	0.63
Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	140,199	130,687	136,598	128,114

	Three Months Ended January 31,		Year Ended January 31,
	2011	2010	2011	2010
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income attributable to salesforce.com	$43,070	$39,477	$166,106	$147,008
Diluted Non-GAAP net income per share attributable to salesforce.com common stockholders	0.31	0.30	1.22	1.15
Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	140,199	130,687	136,598	128,114